UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 9, 2007

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

DiamondRock Hospitality Company had an employment agreement or letter agreement with each of our Chairman and Chief Executive Officer (William W. McCarten), President and Chief Operating Officer (John L. Williams), Executive Vice President and Chief Financial Officer (Mark W. Brugger), Executive Vice President and General Counsel (Michael D. Schecter) and Chief Accounting Officer and Controller (Sean M. Mahoney) (collectively, the “named executive officers”). The employment agreements of Messrs. Williams, Brugger and Schecter were expiring in June 2007 and Mr. McCarten's agreement was expiring in June 2008. Mr. Mahoney's had an evergreen letter agreement.

On March 9, 2007 we terminated each of the respective employment agreements and the letter agreement and replaced them with the severance agreements described below.  Prior to entering into these severance agreements, the Compensation Committee of our Board of Directors (the “Compensation Committee”) reviewed severance agreements and policies as well as employment contracts for the eight largest lodging related real estate investment trusts that were then SEC reporting companies, namely: Host Hotels & Resorts, Inc., CNL Hotels & Resorts, Inc., LaSalle Hotel Properties, Sunstone Hotel Investors, Inc., Strategic Hotels & Resorts, Inc., Felcor Lodging Trust Incorporated, Ashford Hospitality Trust, Highland Hospitality Corporation and Equity Inns, Inc.  Our Compensation Committee’s independent advisor, Frederic W. Cook & Co., Inc., reviewed the proposed severance agreement on behalf of the Compensation Committee and provided advice on current market practices and emerging best practices regarding severance agreements.  In addition, the Compensation Committee engaged its own law firm to represent it in the negotiation of the severance agreements with management.

The severance agreements provide each named executive officer with certain severance benefits if his employment terminates under certain circumstances. We believe that the severance agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a change in control of our Company.

Each named executive officer will be entitled to receive cash severance benefits under his severance agreement if we terminate such executive’s employment without cause or such executive resigns with good reason, regardless of whether or not there is a change in control.  Under either of these scenarios, each of the executives is entitled to receive a lump sum payment equal to a severance multiple multiplied by the sum of (x) his then current base salary and (y) the target annual cash incentive plan compensation. Mr. McCarten’s severance multiple is 3 and each of Messrs. Williams, Brugger, Schecter and Mahoney’s severance multiple is 2.  In addition, the executive will be entitled to a pro rata bonus for the year (using the “target” bonus percentage) in which such termination of employment occurs.  Because there is no clause granting an executive any severance payment if he or she terminates his employment for any reason during a certain period of time following a change in control, these severance agreements have a so-called “double trigger,” meaning that the executive must be either terminated without cause or have reasonable grounds to quit following a change in control in order for the executive to receive severance.

In addition, if we terminate such executive’s employment without cause or such executive resigns with good reason, or if the executive dies or becomes disabled, the executive (or his family) will be entitled to continued life, health and disability insurance coverage for himself, his spouse and dependents for eighteen months and any unvested portion of any restricted stock award and incentive award previously issued to the executive shall vest on the date of such termination.

In the event that the executive retires, the executive will be eligible to continue to vest under any outstanding unvested restricted stock awards, but the executive will not receive any cash severance or any life, health or disability coverage for himself or his spouse or dependents.

In the event that the severance benefits described above are paid in connection with a change in control of our Company, each of the named executives will be eligible to receive payments to compensate the executive for the additional taxes, if any, imposed on the executive under Section 4999 of the Code by reason of the receipt of excess parachute payments.  However, this excise tax gross up is only available to the extent that the value of the payments and benefits exceeds an executive’s so-called 280G “safe harbor” by 10% or more; in the event that the payments and benefits exceed the so-called “safe harbor” by less than 10%, the amount of the parachute payment will be reduced to an amount less than such “safe harbor” so as not to incur any excise taxes.

These various severance benefits may not be deductible by us.

The following table sets forth a summary of our payment obligations pursuant to the severance agreements:

Termination as a Result of

	Fired For Cause or Quit Without Good Reason(1) (2)	Death or Disability	Fired without Cause or Quit with Good Reason(1)(2)	Retirement (3)

Unpaid base salary through date of termination	Yes	Yes	Yes	Yes
Earned but unpaid annual incentive compensation	Yes	Yes	Yes	Yes
Pro-rated cash incentive plan compensation at target	No	Yes	Yes	Yes
Cash Severance	No	No	Yes	No
Continued medical, dental, and vision benefits	No	Yes	Yes	No
Continued vesting under stock plans	No	No	No	Yes
Full and immediate vesting under stock plans	No	Yes	Yes	No
Modified tax-gross up	N.A.	N.A.	Yes(4)	N.A

(1)

“Cause” shall mean a determination by our Board of Directors in good faith that any of the following events have occurred:  (i) indictment of the executive of, or the conviction or entry of a plea of guilty or nolo contendere by the executive to, any felony or misdemeanor involving moral turpitude; (ii) the executive engaging in conduct which constitutes a material breach of a fiduciary duty or duty of loyalty, including without limitation, misappropriation of our funds or property other than the occasional, customary and de minimis use of our property for personal purposes; (iii) the executive’s willful failure or gross negligence in the performance of his assigned duties, which failure or gross negligence continues for more than 15 days following the executive’s receipt of written notice of such willful failure or gross negligence from our Board of Directors; (iv) any act or omission of the executive that has a demonstrated and material adverse impact on our reputation for honesty and fair dealing or any other conduct of the executive that would reasonably be expected to result in material injury to our reputation; or (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.

(2)

“Good Reason” for termination shall mean the occurrence of one of the following events, without the executive’s prior written consent: (i) a material diminution in the executive’s duties or responsibilities or any material demotion from the executive’s current position with us, including, without limitation: (A) if the executive is the CEO, either discontinuing his direct reporting to our Board of Directors or a committee thereof or discontinuing the direct reporting to the CEO by each of the senior executives responsible for finance, legal, acquisition and operations or (B) if the executive is not the CEO, discontinuing the executive reporting directly to the CEO or (C) if the executive is the Chief Accounting Officer, discontinuing the executive’s reporting directly to the Chief Financial Officer or to the Chief Executive Officer; (ii) if the executive is a member of our Board of Directors, our failure to nominate the executive as one of our directors; (iii) a requirement that the executive work principally from a location outside the 50 mile radius from our current address, except for required travel on our business to the extent substantially consistent with the executive’s business travel obligations on the date hereof; (iv) failure to pay the executive any compensation, benefits or to honor any indemnification agreement to which the executive is entitled within 15 days of the date due; or (v) the occurrence of any of the following events or conditions in the year immediately following a change in control: (A) a reduction in the executive’s annual base salary or annual cash incentive plan opportunity as in effect immediately prior to the change in control; (B) the failure by us to obtain an agreement, reasonably satisfactory to the executive, from any of our successors or assigns to assume and agree to adopt the Severance Agreement for a period of at least two years from the change in control.

(3)	“Retirement” shall mean a retirement by the executive if the executive has been designated as an eligible retiree by our Board of Directors, in its sole discretion.

(4)	The excise tax gross up is only applicable if the executive is fired without cause or quits with good reason following a change in control.

The following chart sets forth the cost that we would have incurred if one of the executives were terminated as of December 31, 2006 under the terms of our new severance agreements, assuming a stock price of $18.01, the closing market price on the New York Stock Exchange on December 29, 2006:

Cost of Termination under New Severance Agreements

	Cash Severance	Continued Medical and Dental Benefits (1)	Number of Shares of Unvested Stock (2)	Value of Unvested Shares (2)	Cost of Excise Tax Gross Up (3)	Total Cost of Termination

Fired For Cause or Quit without Good Reason
William McCarten	$—	$—	144,139	100% forfeited	n.a.	$—
John Williams	$—	$—	113,997	100% forfeited	n.a.	$—
Mark Brugger	$—	$—	92,712	100% forfeited	n.a.	$—
Michael Schecter	$—	$—	46,999	100% forfeited	n.a.	$—
Sean Mahoney	$—	$—	11,285	100% forfeited	n.a.	$—

Fired without Cause or Quit with Good Reason (without a change of control)
William McCarten	$3,090,000	$14,850	144,139	$2,595,943	n.a.	$5,700,793
John Williams	$1,483,200	$14,850	113,997	$2,053,086	n.a.	$3,551,136
Mark Brugger	$990,000	$14,850	92,712	$1,669,743	n.a.	$2,674,593
Michael Schecter	$784,000	$14,850	46,999	$846,452	n.a.	$1,645,302
Sean Mahoney	$490,000	$14,850	11,285	$203,243	n.a.	$708,093

Fired without Cause or Quit with Good Reason (following a change of control)
William McCarten	$3,090,000	$14,850	144,139	$2,595,943	$1,550,690	$7,251,483
John Williams	$1,483,200	$14,850	113,997	$2,053,086	$737,621	$4,288,757
Mark Brugger	$990,000	$14,850	92,712	$1,669,743	$551,558	$3,226,151
Michael Schecter	$784,000	$14,850	46,999	$846,452	$384,983	$2,030,285
Sean Mahoney	$490,000	$14,850	11,285	$203,243	$0	$708,093

Death or Disability
William McCarten	$—	$14,850	144,139	$2,595,943	n.a.	$2,610,793
John Williams	$—	$14,850	113,997	$2,053,086	n.a.	$2,067,936
Mark Brugger	$—	$14,850	92,712	$1,669,743	n.a.	$1,684,593
Michael Schecter	$—	$14,850	46,999	$846,452	n.a.	$861,302
Sean Mahoney	$—	$14,850	11,285	$203,243	n.a.	$218,093

Retirement
William McCarten	$—	$—	144,139	$2,595,943	n.a.	$2,595,943
John Williams	$—	$—	113,997	$2,053,086	n.a.	$2,053,086
Mark Brugger	$—	$—	92,712	$1,669,743	n.a.	$1,669,743
Michael Schecter	$—	$—	46,999	$846,452	n.a.	$846,452
Sean Mahoney	$—	$—	11,285	$203,243	n.a.	$203,243

(1)

The cost of the medical and dental insurance is based on the average cost paid by us for health insurance for a family with dependent children during 2006.  The actual amount will vary based on the cost of health insurance at the time of termination whether the individual is single or married and whether the individual has dependant children.

(2)	The number of shares of unvested stock is as of December 31, 2006 and the value of such shares is calculated using $18.01 per share, the closing price on the NYSE for our stock on December 29, 2006.
(3)

The cost of the excise tax gross up is an estimate based on a number of assumptions including: (i) DiamondRock is subject to a change of control on December 29, 2006, (ii) all the named officers are terminated on December 29, 2006 without cause following that change of control, (iii) all the named officers receive a cash incentive plan compensation for 2006 using the target percentage for each executive officer, and (iv) the change of control occurs at a price equal to our closing stock price on December 29, 2006.

Each severance agreement contains non-competition covenants that apply during the term and for 12 months after the expiration or termination of such executive’s employment with us to the extent that the executive receives a cash severance payment.  The non-competition covenants restrict the executive from working for any lodging oriented real estate investment company located in the United States.   The non-competition convenants do not apply following a change of control.

The foregoing description of the severance agreements are qualified in its entirety by the full terms and conditions of the severance agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

          (d)     Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 9, 2007	By:	/s/ Michael D. Schecter

Michael D. Schecter
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Severance Agreement, dated as of March 9, 2007